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                                                                      EXHIBIT 11
                     ELECTRONIC TELE-COMMUNICATIONS, INC.
                              _________________

                       COMPUTATION OF EARNINGS PER SHARE
                      Three Years Ended December 31, 1996

                                             1996       1995        1994
                                           ---------  ----------  -----------
Weighted average common
 shares outstanding:
  Class A common                            2,003,949  2,003,949   2,003,515
  Class B common                              500,000    500,000     500,000

Net effect of dilutive stock options -
 based on the treasury stock method
 using average market price:
  Class A common                                    -          -       4,528
                                            ---------   ---------  ---------

Total shares:
 Class A common                             2,003,949   2,003,949  2,008,043
                                            =========   =========  =========
 Class B common                               500,000     500,000    500,000
                                            =========   =========  =========

Net earnings (loss)                         $ 256,566   $(230,716) $ 961,942

Less dividends paid:
 Class A common                               240,474     240,474    240,384
 Class B common                                20,000      20,000     20,000
                                            ---------   ---------  ---------

Undistributed earnings (loss)               $  (3,908)  $(491,190) $ 701,558
                                            =========   =========  =========

Allocation of undistributed
 earnings (loss):
  Class A common                            $  (3,128)  $(393,107) $ 561,696
  Class B common                                 (780)    (98,083)   139,862


Calculation of earnings (loss) per share:

Class A common:
 Dividends paid                             $    0.12   $    0.12  $    0.12
 Allocation of undistributed
  earnings (loss)                                0.00       (0.20)      0.28
                                            ---------   ---------  ---------
 Earnings (loss) per Class A common share   $    0.12   $   (0.08) $    0.40
                                            =========   =========  =========

Class B common:
 Dividends paid                             $    0.04   $    0.04  $    0.04
 Allocation of undistributed
  earnings (loss)                                0.00       (0.20)      0.28
                                            ---------   ---------  ---------
 Earnings (loss) per Class B common share   $    0.04   $   (0.16) $    0.32
                                            =========   =========  =========





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